( BW)(IN-CUMMINS-INC)(CUM) Cummins First Quarter Loss Due to Global Uncertainty and Soft Markets

    Business Editors/Automotive Writers

   COLUMBUS, Ind.--(BUSINESS WIRE)--April 17, 2003--Cummins Inc. (NYSE:CUM) today reported a loss for the first quarter 2003 of $34 million, or $0.86 per share, on sales of $1.39 billion. This compares to a loss of $26 million, or $0.68 per share, on sales of $1.33 billion for the first quarter of 2002. Excluding the cumulative effect of a change in accounting principle in the first quarter of 2002, the loss was $29 million, or $0.75 per share.
   "These financial results reflect the continued downturn in many of our markets that began in the second half of 2000. However, I remain confident that we are providing the products that are right for our customers and that position us well in the marketplace," said Tim Solso, Chairman and Chief Executive Officer. "As we gain production efficiencies with our new products and as the markets recover, we will see our financial returns improve."
   The Company normally experiences seasonal weakness in the first quarter, with March being the strongest month. As a result of global uncertainty, normal gains in March were not realized. However, the Company expects to see increased earnings throughout the remainder of the year.
   A breakdown of results by business units, as well as a number of operational successes in the quarter, are detailed below.

   Engine Business

   Total Sales for the Engine Business in the first quarter were $816 million, a 5 percent increase from sales of $776 million a year ago. Revenues in automotive markets were 13 percent higher than the first quarter last year, primarily due to increases in light-duty automotive sales. Overall revenue from industrial markets was down 10 percent year-over-year, with softness across most segments.
   The Engine Business is experiencing a very successful launch of the Company's new emissions-compliant products. This complete line of new heavy-duty engines is performing well for our customers and end users. More than 8,000 engines have been shipped and order rates continue to improve. The Cummins turbo diesel engine for the award-winning Dodge Ram pickup is also performing well and continues to have strong acceptance in the marketplace. Engine shipments to DaimlerChrysler for the Dodge Ram were up 12,000 units, an increase of 60 percent from the first quarter of last year, resulting from the launch of Chrysler's new model pickup.

   Power Generation

   Sales in the Power Generation Business for the first quarter were $267 million, down 6 percent from the first quarter of 2002.
   In North America, revenues were down 9 percent compared to a year ago, with continued weak demand in the commercial generator set business. This decrease was partially offset by a 4 percent increase in recreational vehicle and marine business revenue compared to the first quarter of 2002. Outside North America, revenues decreased 4 percent in total, with decreases in Latin America and parts of Asia partially offset by increases in India and Australia.

   Filtration and Other

   Revenues for the Filtration and Other segment were $254 million for the quarter, an 11 percent increase compared to the first quarter of 2002. This reflects higher Filtration Business sales, with some improvement in demand as well as increased market penetration.
   The Filtration Business has continued to make progress in securing long-term supply agreements with major Original Equipment Manufacturers to achieve future growth. The Fleetguard Emission Solutions division is also providing profitable growth as it positions itself as the leader in the growing segment of aftertreatment technology.

   International Distributor

   Sales for the International Distributor Business were $136 million in the quarter, an increase of 10 percent compared to sales of $124 million dollars last year, with modest improvement across most regions. The International Distributor Business delivered strong results, despite a seasonally weak quarter.
   The Filtration and International Distributor Business Units continue to generate increasing profits and solid growth in revenue. These businesses are more stable, less cyclical and less capital intensive than our other businesses.

   Guidance

   In light of the current market conditions and first-quarter performance, guidance is being lowered for the year to $1.20 to $1.40 per share. Cummins expects second quarter results to be a profit in the range of $.10 to $.20 cents per share. Cash flow guidance for 2003 remains at around $70 million dollars aided by lower capital spending and working capital. The Company expects to generate sufficient cash to fund the dividend and provide modest debt reduction in 2003.
   "We remain confident that we have taken the right actions to position us for success going forward. We will continue to tightly manage spending and take additional actions where needed," said Solso. "From the depressed market conditions we are operating in today, the long term outlook remains very promising. We believe the worst is behind us, and we continue to be positioned for the upturn as a result of the two and a half years of relentless cost reduction."

   Accounts Payable Adjustment

   On April 14th, the Company also announced that it will restate prior period financial statements. The restatement relates to the previously announced need for an accounts payable adjustment primarily associated with the implementation of a new enterprise resource planning system in one of its plants. This restatement will require a re-audit of the 2000 and 2001 financial statements by the Company's new auditors, PricewaterhouseCoopers, LLP (PwC) since Arthur Andersen, LLP was Cummins auditors for those periods and is no longer providing auditing services.
   Cummins will file its 2002 Form 10-K as soon as practicable following the finalization of the re-audit. The Company also intends to release unaudited financial statements for 2002. The 2000 and 2001 financial statements, as previously reported, are subject to change as a result of the re-audit.

	Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves its customers through more than 500 company-owned and independent distributor locations in 131 countries and territories. With 23,700 employees worldwide, Cummins reported sales of $5.9 billion in 2002. Press releases by fax can be requested by calling News On Demand (toll free) at 888-329-2305. The Cummins home page can be found at www.cummins.com.

	Information provided in this release that is not purely historical is considered to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the Company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange
Commission filings.
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                             CUMMINS INC.
                 (Millions, except per share amounts)
                               Unaudited

For The First Quarter Ended               Mar. 30, 2003  Mar. 31, 2002

Net sales                                       $1,387         $1,333
Before cumulative effect of change
 in accounting principle
  Earnings (loss) before interest
   and income taxes                                  -            (15)
  Net earnings (loss)                                -            (29)

  Basic earnings (loss) per share                    -          $(.75)
  Diluted earnings (loss)
   per share                                         -           (.75)
As reported
  Earnings (loss) before interest
   and income taxes                                (14)           (15)
  Net earnings (loss)                              (34)           (26)

  Basic earnings (loss) per share                $(.86)         $(.68)
  Diluted earnings (loss)
   per share                                      (.86)          (.68)

  Weighted-average number of
   shares for EPS
  Basic                                           38.9           38.5
  Diluted                                         38.9           38.5



                             Cummins Inc.
                  Consolidated Statement of Earnings
                               Unaudited

                                                              Fourth
                                         First Quarter        Quarter
Millions, except per share amounts      2003      2002          2002

Net sales                               $1,387    $1,333       $1,414
Cost of goods sold                       1,173     1,107        1,191
Gross margin                               214       226          223
Selling and administrative expenses        195       186          173
Research and engineering expenses           46        56           39
Joint ventures and alliances (income)
 expense                                    (7)        -           (6)
Restructuring, asset impairment and
 other charges                               -         -          (13)
Interest expense                            20        14           17
Loss on early retirement of debt             -         -            8
Other (income) expense, net                 (6)       (1)           3
Earnings (loss) before income
 taxes, minority interest, dividends
 on preferred securities of subsidiary
 trust and cumulative effect of change
 in accounting principle                   (34)      (29)           2
Provision (benefit) for income taxes
                                           (10)       (9)         (54)
Minority interest                            4         3            5
Dividends on preferred securities of
 subsidiary trust                            6         6            5
Net earnings (loss) before cumulative
 effect of change in accounting
 principle.                                (34)      (29)          46
Cumulative effect of change in
 accounting principle, net of
 $1 tax                                      -         3            -
Net earnings (loss)                       $(34)     $(26)         $46

Earnings Per Share
  Basic
      Net earnings (loss) before
      cumulative effect of change
      in accounting principle           $ (.86)   $ (.75)      $ 1.19
      Cumulative effect of change
      in accounting principle, net
      of tax                                 -       .07            -
      Net earnings (loss)                 (.86)     (.68)       $1.19

  Diluted
      Net earnings (loss) before
      cumulative effect of change
      in accounting principle           $ (.86)   $ (.75)      $ 1.10
      Cumulative effect of change
      in accounting principle, net
      of tax                                 -       .07            -
      Net earnings (loss)                 (.86)     (.68)        1.10
Average number of shares:
  Basic EPS                               38.9      38.5         38.9
  Diluted EPS                             38.9      38.5         45.2

Cash dividends declared per share         $.30      $.30         $.30



                             Cummins Inc.
             Consolidated Statement of Financial Position
                               Unaudited

Millions                                  Mar. 30, 2003  Dec. 31, 2002

Assets
Current assets
  Cash and cash equivalents                        $66           $217
  Marketable securities                             73             74
  Receivables, net of allowance
  of $13 and $13                                   863            813
  Inventories                                      699            642
  Other current assets                             261            236
                                                 1,962          1,982
Property, plant and equipment
  Land and buildings                               577            579
  Machinery, equipment and fixtures              2,257          2,299
  Construction in process                           58             69
                                                 2,892          2,947
  Less accumulated depreciation                  1,623          1,642
                                                 1,269          1,305
Investments in and advances to joint
 ventures and alliances                            278            265
Goodwill, net of amortization of $51 and
 $51                                               344            344
Other intangible assets                             92             95
Deferred income taxes                              640            640
Other noncurrent assets                            202            202
Total assets                                    $4,787         $4,833

Liabilities and shareholders' investment
Current liabilities
  Loans payable                                    $24            $19
  Current maturities of
  long-term debt                                     4            119
  Accounts payable                                 520            425
  Accrued product coverage and
  marketing expenses                               226            232
  Other current liabilities                        463            525
                                                 1,237          1,320
Long-term debt                                   1,067            999
Other liabilities                                1,296          1,285
Minority interest                                   95             91
Cummins obligated mandatorily
 redeemable convertible preferred
 securities of subsidiary trust
 holding solely convertible
 subordinated debentures of Cummins                291            291
Shareholders' investment
  Common stock, $2.50 par value,
  48.5 and 48.6 shares issued                      121            121
  Additional contributed capital                 1,113          1,115
  Retained earnings                                530            576
  Accumulated other comprehensive
  income                                          (530)          (528)
  Common stock in treasury, at
  cost, 7.0 and 7.0 million shares                (280)          (280)
  Common stock held in trust for
  employee benefit plans 2.6 and
  2.6 million shares                              (124)          (128)
  Unearned compensation (ESOP)                     (29)           (29)
                                                   801            847
Total liabilities and shareholders'
 investment                                    $ 4,787        $ 4,833



                             Cummins Inc.
                 Consolidated Statement of Cash Flows
                               Unaudited

                                              First Quarter Ended
Millions                                  Mar. 30, 2003  Mar. 31, 2002

Cash flows from operating activities
  Net earnings (loss)                             $(34)          $(26)
  Adjustments to reconcile net
  earnings (loss) to net cash
  from operating activities:
    Cumulative effect of change
    in accounting principle                          -             (3)
    Depreciation and amortization                   55             54
    Restructuring and other non-
    recurring actions                                -             (7)
   Equity in (income) losses of joint
   ventures and alliances                           (6)             7
    Minority interest                                4              2
    Translation and hedging
    activities                                      (2)             5
  Changes in assets and liabilities:
    Receivables                                    (50)          (105)
    Proceeds (repayments) from sale
    of receivables                                   -             35
    Inventories                                    (58)           (31)
    Accounts payable and accrued
    expenses                                        15             25
    Total adjustments                              (42)           (18)
  Net cash used in operating
  activities                                       (76)           (44)

Cash flows provided by (used in) investing
 activities
  Property, plant and equipment:
    Capital expenditures                           (16)           (18)
    Proceeds from disposals                          3              2
  Investments in and advances to
  joint ventures and alliances                      (6)            (7)
  Purchases of marketable securities               (29)           (22)
  Proceeds from sale of marketable
  securities                                        28             19
  Net cash used in investing
  activities                                       (20)           (26)

Net cash used in operating and investing
 activities                                        (96)           (70)

Cash flows provided by (used in) financing
 activities
  Proceeds from borrowings                           1              -
  Payments on borrowings                          (117)            (1)
  Net borrowings under short term
  credit agreements                                 75             81
  Dividend payments on common stock                (12)           (12)
  Other                                             (3)            (1)
  Net cash provided by financing
  activities                                       (56)            67
  Effect of exchange rate changes
  on cash and cash equivalents                       1             (1)

Net change in cash and cash equivalents
                                                  (151)            (4)
Cash and cash equivalents at the beginning
 of the year                                       217             52
Cash and cash equivalents at the end of
 the quarter                                      $ 66           $ 48

                             Cummins Inc.
                          Segment Information
                               Unaudited

                                                   Power    Filtration
Millions                                Engine   Generation  And Other
First Quarter Ended
March 30, 2003
Net sales                                $816       $267        $254
Earnings (loss) before interest and
 income taxes

                                          (23)       (17)         20
Net assets                                813        476         659

First Quarter Ended
March 31, 2002
Net sales                                $776       $283        $228
Earnings (loss) before interest and
 income taxes

                                          (19)       (15)         18
Net assets                                882        424         643


                                  International
Millions                           Distributor   Eliminations   Total
First Quarter Ended
March 30, 2003
Net sales                               $136         $(86)     $1,387
Earnings (loss) before interest
 and income taxes

                                           6            -         (14)
Net assets                               180            -       2,128

First Quarter Ended
March 31, 2002
Net sales                               $124         $(78)     $1,333
Earnings (loss) before interest
 and income taxes

                                           1            -         (15)
Net assets                               169            -       2,118
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Product Revenues as Percent of Total Sales
----------------------------------------------------------------------
% of Consolidated Sales                      Q1   Q2   Q3   Q4   YTD
----------------------------------------------------------------------
2003:
----------------------------------------------------------------------
   Engines                                   45                   45
----------------------------------------------------------------------
   Non-Engine Products                       55                   55
----------------------------------------------------------------------
2002:
----------------------------------------------------------------------
   Engines                                   44   46   51   41    46
----------------------------------------------------------------------
   Non-Engine Products                       56   54   49   59    54
----------------------------------------------------------------------
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Sales
----------------------------------------------------------------------
$Millions                             Q1     Q2     Q3     Q4    YTD
------------------------------------------ ------ ------ ------ ------
2003:
------------------------------------------ ------ ------ ------ ------
  Engine Business
------------------------------------------ ------ ------ ------ ------
   Heavy-Duty Truck                   236                         236
------------------------------------------ ------ ------ ------ ------
   Medium Duty Truck+Bus              122                         122
------------------------------------------ ------ ------ ------ ------
   Light Duty Auto+RV                 222                         222
------------------------------------------ ------ ------ ------ ------
   Industrial                         236                         236
------------------------------------------ ------ ------ ------ ------
         Total Engine Business        816                         816
------------------------------------------ ------ ------ ------ ------
  Power Generation                    267                         267
------------------------------------------ ------ ------ ------ ------
  Int'l. Distributors                 136                         136
------------------------------------------ ------ ------ ------ ------
  Filtration / Other                  254                         254
------------------------------------------ ------ ------ ------ ------
  Eliminations                        (86)                        (86)
------------------------------------------ ------ ------ ------ ------
   TOTAL                            1,387                       1,387
------------------------------------------ ------ ------ ------ ------
2002:
------------------------------------------ ------ ------ ------ ------
  Engine Business
------------------------------------------ ------ ------ ------ ------
   Heavy-Duty Truck                   219    265    378    207  1,069
------------------------------------------ ------ ------ ------ ------
   Medium Duty Truck+Bus              138    157    191    113    599
------------------------------------------ ------ ------ ------ ------
   Light Duty Auto+RV                 157    179    236    209    781
------------------------------------------ ------ ------ ------ ------
   Industrial                         262    249    228    247    986
------------------------------------------ ------ ------ ------ ------
         Total Engine Business        776    850  1,033    776  3,435
------------------------------------------ ------ ------ ------ ------
  Power Generation                    283    304    315    324  1,226
------------------------------------------ ------ ------ ------ ------
  Int'l. Distributors                 124    145    152    153    574
------------------------------------------ ------ ------ ------ ------
  Filtration / Other                  228    243    236    244    951
------------------------------------------ ------ ------ ------ ------
  Eliminations                        (78)   (84)   (88)   (83)  (333)
------------------------------------------ ------ ------ ------ ------
   TOTAL                            1,333  1,458  1,648  1,414  5,853
------------------------------------------ ------ ------ ------ ------
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Engine Shipments
----------------------------------------------------------------------
Units                           Q1      Q2      Q3      Q4      YTD
------------------------------------- ------- ------- ------- --------
2003:
------------------------------------- ------- ------- ------- --------
   Midrange                   66,200                           66,200
------------------------------------- ------- ------- ------- --------
   Heavy-duty                 10,700                           10,700
------------------------------------- ------- ------- ------- --------
   High Horsepower             1,900                            1,900
------------------------------------- ------- ------- ------- --------
            TOTAL             78,800                           78,800
------------------------------------- ------- ------- ------- --------
2002:
------------------------------------- ------- ------- ------- --------
   Midrange                   60,500  67,000  71,800  65,800  265,100
------------------------------------- ------- ------- ------- --------
   Heavy-duty                 11,200  14,700  22,700   9,300   57,900
------------------------------------- ------- ------- ------- --------
   High Horsepower             2,100   2,100   2,200   2,500    8,900
------------------------------------- ------- ------- ------- --------
            TOTAL             73,800  83,800  96,700  77,600  331,900
------------------------------------- ------- ------- ------- --------
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    --30--KR/cl*

    CONTACT: Cummins Inc.
             Jason Rawlings, 812/377-7719